UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2004

Caterpillar Financial Services Corporation
(Exact name of Registrant as specified in its charter)

0-13295
(Commission File Number)

Delaware	37-1105865
(State of incorporation)	(IRS Employer Identification Number)

2120 West End Avenue
Nashville, Tennessee 37203-0001
(Address of principal executive offices, with zip code)

(615) 341-1000
(Registrant's telephone number, including area code)

Item 5.    Other Events

Kent M. Adams, currently Executive Vice President (EVP), elected to resign from the Caterpillar Financial Services Corporation (CFSC) Board of Directors, effective July 20, 2004, but remains an officer of the company. The resignation follows a change in the structure of the Board and subsidiary administration responsibilities. Also, effective July 1, 2004, CFSC Board member Douglas R. Oberhelman was replaced by Steven H. Wunning. Mr. Wunning is a Caterpillar Inc. Group President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Caterpillar Financial Services Corporation

Date: August 19, 2004	By:/s/ R. Clay Thompson

R. Clay Thompson
Secretary